Exhibit 16

LETTER FROM PREDECESSOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549-6010

Dear Ladies and Gentlemen:

We are the predecessor independent registered public accounting firm for Optex Systems Holdings, Inc. (the Company). We have read the Company's disclosure set forth under the heading, "Experts", of the Company's Amendment No. 3 to the Registration Statement on Form S-1/A and are in agreement with the disclosure insofar as if pertains to our firm.

/s/ Rotenberg & Co., llp

Rochester, New York
January 11, 2010